Exhibit 99.1

TransMedics Reports Second Quarter 2019 Financial Results

Andover, Mass. – August 7, 2019 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart and liver failure, today reported financial results for the quarter ended June 29, 2019.

Recent Highlights

•	Recorded net revenue of $5.7 million in the second quarter of 2019, representing 94% growth compared to the second quarter of 2018
•	Commenced OCS Lung commercial activities for expanded indications in the U.S.
•

Lancet Respiratory Medicine peer-reviewed publication of OCS Lung EXPAND clinical trial results reporting the use of the OCS Lung System resulted in 87% successful utilization of donor lungs that were initially deemed not transplantable based on cold storage limitations.

•	Organ Care System (OCS™) Lung utilized for two successful extended duration lung transplantations using donor organs from Hawaii

“We are pleased by our results from the second quarter, as we demonstrated growth in all of our three U.S. OCS programs; OCS lung, OCS heart and OCS liver.,” said Waleed Hassanein, M.D., President and Chief Executive Officer. “We are focused on continuing to drive growth of our business through our commercial strategy, our FDA PMA pipeline and expanding body of global clinical data.”

Second Quarter 2019 Financial Results

Net revenue for the second quarter of 2019 was $5.7 million, a 94% increase compared to $2.9 million in the second quarter of 2018. The increase in net revenue was driven by strong growth in the US in all three organ platforms, including U.S. commercial growth of OCS Lung and higher sales of OCS Heart and OCS Liver in U.S. pivotal clinical trials.

Gross margin for the second quarter of 2019 was 59% as compared to 40% in the second quarter of 2018. The increase in gross margin was primarily driven by higher sales volumes, a higher average selling price of OCS disposables sets sold in the U.S. as a result of a higher volume of commercial sales, and improved efficiency in production.

Operating expenses for the second quarter of 2019 were $11.0 million compared to $6.3 million in the second quarter of 2018. The increase in operating expenses was primarily driven by SG&A due to investments to support commercial sales growth as well as public company costs.  In addition, R&D also increased from 2018, supporting our clinical trials as well as new product development.

Net loss for the second quarter of 2019 was $9.2 million compared to $6.1 million in the second quarter of 2018.

Cash, cash equivalents and marketable securities were $96.2 million as of June 29, 2019.

2019 Financial Outlook

TransMedics continues to expect net revenue for the full-year 2019 to be in the range of $23.5 million to $25.5 million, which represents 81% to 96% growth compared to the company’s prior year net revenue.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Wednesday, August 7, 2019. Investors interested in listening to the conference call may do so by dialing (866) 221-1172 for domestic callers or (270) 215-9603 for international callers, followed by Conference ID: 8393323. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable ex-vivo warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about our results of operations, commercial opportunity and the rate of adoption and benefits of the OCS. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to our anticipation that we will continue to incur losses in the future; our potential need to raise additional funding; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement, and our ability to obtain additional financing on favorable terms or at all; the fluctuation of our financial results from quarter to quarter; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; our ability to improve the OCS platform; our dependence on a limited number of customers for a significant portion of our net revenue; the timing of and our ability to obtain and maintain regulatory approvals or clearances for our OCS products; our ability to adequately respond to FDA follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; the timing or results of clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to attract and retain key personnel; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; our expectations for the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the extent and success of competing products that are or may become available; the impact of any product recalls or improper use of our products; our estimates regarding revenues, expenses and needs for additional financing; and the risks identified under the heading “Risk Factors” and elsewhere in the final prospectus dated May 1, 2019 related to our initial public offering, and in our quarterly report on Form 10-Q for the quarter ended June 29, 2019, which are available on the SEC’s website at www.sec.gov. Additional information will be made available by our quarterly reports on Form 10-Q and other filings that we make from time to time with the SEC. These forward-looking statements (except as otherwise noted) speak only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:
Greg Chodaczek or Lynn Lewis
646-924-1769
Investors@transmedics.com

TransMedics Group, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

(unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net revenue*	$5,666	$2,915	$10,342	$5,434
Cost of revenue	2,333	1,736	4,436	3,331
Gross profit	3,333	1,179	5,906	2,103
Gross Margin	59%	40%	57%	39%
Operating expenses:
Research, development and clinical trials	4,787	3,433	8,669	6,898
Selling, general and administrative	6,251	2,902	10,904	5,142
Total operating expenses	11,038	6,335	19,573	12,040
Loss from operations	(7,705)	(5,156)	(13,667)	(9,937)
Other income (expense):
Interest expense	(1,113)	(313)	(2,206)	(571)
Change in fair value of preferred stock warrant liability	(614)	(210)	(341)	(240)
Other (expense) income, net	247	(428)	144	(253)
Total other expense, net	(1,480)	(951)	(2,403)	(1,064)
Loss before income taxes	(9,185)	(6,107)	(16,070)	(11,001)
Provision for income taxes	(10)	(8)	(20)	(15)
Net loss	$(9,195)	$(6,115)	$(16,090)	$(11,016)

*	Reconciliation of Gross to Net revenue for certain payments made to customers (in thousands)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Gross revenue from sales to customers	$6,215	$3,264	$11,505	$6,021
Less: clinical trial payments reducing revenue	549	349	1,163	587
Total Net Revenue	$5,666	$2,915	$10,342	$5,434

TransMedics Group, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 29, 2019	December 29, 2018
Current assets:
Cash and cash equivalents	$47,242	$20,241
Marketable securities	48,995	—
Accounts receivable	7,105	3,438
Inventory	11,220	9,277
Prepaid expenses and other current assets	1,571	1,838
Total current assets	116,133	34,794
Property and equipment, net	4,375	3,474
Deferred offering costs	—	3,383
Restricted cash and other long-term assets	506	506
Total Assets	$121,014	$42,157
Current liabilities:
Accounts payable	$6,662	$4,720
Accrued expenses and other current liabilities	8,180	7,178
Deferred revenue	175	306
Current portion of deferred rent	360	349
Total current liabilities	15,377	12,553
Preferred stock warrant liability	—	898
Long-term debt, net of discount	33,902	33,670
Deferred rent, net of current portion	574	759
Total liabilities	49,853	47,880
Total Preferred Stock and Stockholder’s Equity (Deficit)	71,161	(5,723)
Total Liabilities and Equity	$121,014	$42,157